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Exhibit 10.12

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT

        THIS PURCHASER WARRANTS PURCHASE AGREEMENT, dated as of                        , 2008 (as it may from time to time be amended and including all exhibits referenced herein, this "Agreement"), is entered into by and between                        (the "Purchaser") and Education Media, Inc. (the "Company").

        The Company intends to consummate a public offering of the Company's units (the "Public Offering"), each unit consisting of one share of the Company's common stock, par value $0.0001 per share (a "Share"), and one warrant to purchase one Share at an exercise price of $7.50 per Share. The Purchaser has agreed to purchase an aggregate of                        warrants (the "Purchaser Warrants") at a price of $1.00 per warrant, each Purchaser Warrant entitling the holder to purchase one Share at an exercise price of $7.50 per Share.

        NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.    Authorization, Purchase and Sale; Terms of the Purchaser Warrants.

        A.    Authorization of the Purchaser Warrants.    The Company has duly authorized the issuance and sale of the Purchaser Warrants to the Purchaser.

        B.    Purchase and Sale of the Purchaser Warrants.    Immediately prior to the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the "Closing Date"), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchaser Warrant for an aggregate purchase price of $                  (the "Purchase Price"), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company's wiring instructions. On the Closing Date, upon the payment by the Purchaser of the Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver a certificate evidencing the Purchaser Warrants duly registered in the Purchaser's name to the Purchaser.

        C.    Terms of the Purchaser Warrants.

          (i)    Each Purchaser Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company in connection with the Public Offering.

          (ii)   Registration Rights: At the time of the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Purchaser Warrants and the Shares underlying the Purchaser Warrants.

Section 2.    Representations and Warranties of the Company.

        As a material inducement to the Purchaser to enter into this Agreement and purchase the Purchaser Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

        A.    Organization and Corporate Power.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

        B.    Authorization; No Breach.

          (i)    The execution, delivery and performance of this Agreement and the Purchaser Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Purchaser Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

          (ii)   The execution and delivery by the Company of this Agreement and the Purchaser Warrants, the issuance and sale of the Purchaser Warrants, the issuance of the Shares of common stock upon exercise of the Purchaser Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

        C.    Title to Securities.    Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Purchaser Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Purchaser Warrants and the Shares issuable upon exercise of such Purchaser Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

        D.    Governmental Consents.    No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.    Representations and Warranties of the Purchaser.

        As a material inducement to the Company to enter into this Agreement and issue and sell the Purchaser Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

        A.    Organization and Requisite Authority.    The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

        B.    Authorization; No Breach.

          (i)    This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles (whether considered in a proceeding in equity or law).

          (ii)   The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of the Purchaser or any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

        C.    Investment Representations.

          (i)    The Purchaser is acquiring the Purchaser Warrants and, upon exercise of the Purchaser Warrants, the Shares issuable upon such exercise (collectively, the "Securities") for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

          (ii)   The Purchaser is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D.

          (iii)  The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

          (iv)  The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the "Securities Act").

          (v)   The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

          (vi)  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

          (viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for it or his/her current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its or his investment in the Securities.

Section 4.    Conditions of the Purchaser's Obligations.

        The obligation of the Purchaser to purchase and pay for the Purchaser Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        A.    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

        B.    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

        C.    No Injunction.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 5.    Conditions of the Company's Obligations.

        The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        A.    Representations and Warranties.    The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

        B.    Performance.    The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

        C.    Corporate Consents.    The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Purchaser Warrants hereunder.

        D.    No Injunction.    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 6.    Termination.

        This Agreement may be terminated at any time after                        , 2007 upon the mutual written consent of the Company and the Purchaser if the closing of the Public Offering does not occur prior to such date.

Section 7.    Survival of Representations and Warranties.

        All of the representations and warranties contained herein shall survive the Closing Date.

Section 8.    Definitions.

        Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.    Transfer and Redemption Restrictions.

        A.    In addition to the transfer restrictions set forth in Section 3, the Purchaser agrees that it shall not sell or transfer the Purchaser Warrants or any underlying Shares until the expiration of 90 days from the date on which the Company consummates its initial Business Combination, meeting the requirements to be set forth in a Registration Statement on Form S-1, File No.                        , and prospectus declared effective by the Securities and Exchange Commission, relating to the Public Offering (the "Registration Statement") and acknowledges that the certificates for the Purchaser Warrants and the Shares to be issued upon exercise of the Purchaser Warrants shall contain a legend, indicating, among other things, such restriction on transferability. Notwithstanding the foregoing, the Purchaser may transfer the Purchaser Warrants or any underlying shares: (i) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors or any affiliates of the Purchaser; (ii) by virtue of the laws of the state of Delaware or the Purchaser's limited partnership agreement upon dissolution of the Purchaser; (iii) in the event of the Company's liquidation prior to its completion of a Business Combination; or (iv) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummation of a Business Combination (the "Permitted Transferes"). The Permitted Transferees will be subject to the same transfer restrictions set forth in this Section 9A. For purposes of this Agreement, the term "Business Combination" means a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the initial amount held in the Trust Account (excluding the amount held in the Trust Account representing the underwriters' deferred commission) and the term "Trust Account" means the trust account into which a portion of the net proceeds of the Company's Public Offering (as described in the Registration Statement) will be deposited. The Purchaser Warrants are (i) not subject to redemption, (ii) may be exercised on a "cashless" basis if held by a Company officer, director or advisory board member or their permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following the consummation of a business combination. The holder of the Purchaser Warrants will not have any rights to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. No commissions, fees or other compensation will be payable in connection herewith.

        B.    Each of the Company and the Purchaser hereby acknowledges and agrees that, notwithstanding a call for redemption of the Purchaser Warrants by the Company in accordance with the terms of the Warrant Agreement, no Purchaser Warrants held by the Purchaser or any of its Permitted Transferees at the time of such call for redemption shall be redeemable by the Company.

Section 10.    Miscellaneous.

        A.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

        B.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        C.    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

        D.    Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

        E.    Governing Law.    This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

        F.    Amendments.    This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

EDUCATION MEDIA, INC.
By:
Name: Peter Kirsch Title: Chief Executive Officer
PURCHASER
By:
Name: Title:

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  Exhibit 10.12
PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT